Exhibit 10.6

Schrödinger, Inc.

RESTRICTED STOCK UNIT AGREEMENT

Schrödinger, Inc. (the “Company”) hereby grants the following restricted stock units pursuant to its 2022 Equity Incentive Plan. The terms and conditions attached hereto are also a part hereof.

Notice of Grant

Name of recipient (the “Participant”):
Grant Date:
Number of restricted stock units (“RSUs”) granted:
Number, if any, of RSUs that vest immediately on the Grant Date:
RSUs that are subject to vesting schedule:
Vesting Start Date:

Vesting Schedule:

Vesting Date:	Number of RSUs that Vest:

All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein.

This grant of RSUs satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities.

Signature of Participant Street Address City/State/Zip Code	Schrödinger, Inc. By: Name of Officer: Title:

Schrödinger, Inc.

Restricted Stock Unit Agreement

Incorporated Terms and Conditions

1.Award of Restricted Stock Units. In consideration of services rendered and to be rendered to the Company, by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Restricted Stock Unit Agreement (this “Agreement”) and in the Company’s 2022 Equity Incentive Plan (the “Plan”), an award with respect to the number of restricted stock units (the “RSUs”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”).  Each RSU represents the right to receive one share of common stock, $0.01 par value per share, of the Company (the “Common Stock”) following the vesting of the RSU, subject to the terms and conditions set forth herein.

2.Vesting.  The RSUs shall vest in accordance with the Vesting Schedule set forth in the Notice of Grant (the “Vesting Schedule”).  Any fractional shares resulting from the application of any percentages used in the Vesting Schedule shall be rounded down to the nearest whole number of RSUs.  As soon as practicable after the vesting of the RSU, the Company will deliver to the Participant, for each RSU that becomes vested, one share of Common Stock, subject to the payment of any taxes pursuant to Section 7.  The Common Stock will be delivered to the Participant as soon as practicable following each vesting date, but in any event within 30 days of such date.

3.Forfeiture of Unvested RSUs Upon Cessation of Service.  In the event that the Participant ceases to be an Eligible Participant (as defined below) for any reason or no reason, with or without cause, all of the RSUs that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation.  The Participant shall have no further rights with respect to the unvested RSUs or any Common Stock that may have been issuable with respect thereto.  The Participant shall be an “Eligible Participant” if he or she is an employee, director or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants or advisors of which are eligible to receive awards of RSUs under the Plan.

4.Restrictions on Transfer.  The Participant shall not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of, either voluntarily or by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein, except by will or the laws of descent and distribution. The Company shall not be required to treat as the owner of any RSUs or issue any Common Stock to any transferee to whom such RSUs have been transferred in violation of any of the provisions of this Agreement.

5.Rights as a Stockholder.  The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock that may be issuable with respect to the RSUs until the issuance of the shares of Common Stock to the Participant following the vesting of the RSUs.

6.Provisions of the Plan.  This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

7.Tax Matters.

(a)Acknowledgments; No Section 83(b) Election. The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the award of RSUs and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the RSUs. The

Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting, delivery and/or disposition of the RSUs and the shares of Common Stock with respect thereto. The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code of 1986, as amended, (the “Code”) is available with respect to RSUs.

(b)Withholding. The Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable or deemed applicable to the Participant (“Tax-Related Items”), is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company.  The Participant acknowledges and agrees that prior to the relevant taxable or tax withholding event and at such time as the Participant is not aware of any material nonpublic information about the Company or the Common Stock and the Participant is not subject to any restriction on trading activities with respect to the Common Stock pursuant to any Company insider trading or other policy, the Participant shall execute the instructions set forth in Schedule A attached hereto (the “Durable Automatic Sale Instructions”) as the means of satisfying the withholding obligations for Tax-Related Items (the “Sell-to-Cover Withholding”); provided that if the Participant has previously executed and delivered to the Company effective automatic sale instructions that by their terms apply to the tax obligation arising from the vesting of the RSUs, the Participant shall not be required to execute the instructions set forth in Schedule A. Further, the Participant agrees to pay to the Company, including through withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company, any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the Sell-to-Cover Withholding. If the Participant fails to comply with his or her obligations in connection with the Tax-Related Items, the Company may refuse to issue or deliver the shares or the proceeds of the sale of shares of Common Stock.

8.Miscellaneous.

(a)Section 409A. The RSUs awarded pursuant to this Agreement are intended to be exempt from or comply with the requirements of Section 409A of the Code and the Treasury Regulations issued thereunder (“Section 409A”). The delivery of shares of Common Stock following the vesting of the RSUs may not be accelerated or deferred unless permitted or required by Section 409A.

(b)Participant’s Acknowledgements. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) agrees that in accepting this award, he or she will be bound by any clawback policy that the Company has in place or may adopt in the future.

(c)Governing Law and Venue.  The provisions of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Agreement, the parties hereby submit to the exclusive jurisdiction of the State of New York and agree that such litigation shall be conducted only in the courts of New York County, New York, or the federal courts for the United States for the Southern District of New York, and no other courts, where this grant is made and/or to be performed.

(d)Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable laws, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (x) such provision shall be excluded from this Agreement, (y) the balance of this Agreement shall be interpreted as if such provision were so excluded, and (z) the balance of this Agreement shall be enforceable in accordance with its terms.

Schedule A

Durable Automatic Sale Instructions

This Durable Automatic Sale Instruction is being delivered to Schrödinger, Inc. (the “Company”) by the undersigned (the “Participant”) on the date set forth below. The Participant acknowledges that the Company has granted, or may in the future from time to time grant, to the Participant restricted stock units (“RSUs”) under the Company’s equity incentive plans as in effect from time to time. The Participant hereby consents and agrees that any taxes due on or following a vesting date as a result of the vesting or settlement of RSUs on such date shall be paid through a durable automatic sale of shares as follows:

(a)The Participant desires to establish a process to satisfy such withholding obligation in respect of all RSUs that have been, or may in the future be, granted by the Company to the Participant through an automatic sale of a portion of the shares of the Common Stock that would otherwise be issued to the Participant on each applicable vesting date, such portion to be in an amount sufficient to satisfy such withholding obligation, with the proceeds of such sale delivered to the Company in satisfaction of such withholding obligation.

(b)Upon any vesting of the Participant’s RSUs from and after the date of this Durable Automatic Sale Instructions, the Company shall arrange for the sale of such number of shares of Common Stock issuable with respect to the Participant’s RSUs that vest as is sufficient to generate net proceeds sufficient to satisfy the Company’s minimum statutory withholding obligations with respect to the income recognized by the Participant upon or following the vesting of the RSUs (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income), and the net proceeds of such sale shall be delivered to the Company in satisfaction of such tax withholding obligations.

(c)The Participant hereby appoints the Chief Executive Officer, the Chief Financial Officer and the Chief Legal Officer (or a person holding a similar title), and any of them acting alone and with full power of substitution, to serve as his or her attorneys in fact to arrange for the sale of the Participant’s Common Stock in accordance with this Schedule A.  The Participant agrees to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the shares pursuant to this Schedule A.

(d)The Participant represents to the Company that, as of the date hereof, he or she is not aware of any material nonpublic information about the Company or the Common Stock and is not subject to any restriction on trading activities with respect to the Common Stock pursuant to any Company insider trading policy or other policy or prohibited from entering into these Durable Automatic Sales Instructions by an such policy.  The Participant and the Company have structured this Agreement, including this Schedule A, to constitute a “binding contract” relating to the sale of Common Stock, consistent with the affirmative defense to liability under Section 10(b) of the Securities Exchange Act of 1934, as amended under Rule 10b5-1(c) promulgated under such Act.

The Company shall not deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.

_______________________________

Participant Name:  ________________

Date:  __________________________

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